THIS DEBT SETTLEMENT AGREEMENT made as of the 12th day of May, 2008.

BETWEEN:

Giddy Up Capital, LLC

A limited liability company with an office in New York:

18 Meadow Woods Road

Great Neck, N.Y.  11020

(hereinafter called the “Creditor”)

OF THE FIRST PART

AND:

MICRON ENVIRO SYSTEMS, Inc.

A company incorporated under the laws of Nevada and with an office in New York:

626 RexCorp Plaza

Uniondale, N.Y.

11556  USA

(hereinafter called the “Debtor”)

OF THE SECOND PART

WHEREAS:

A.

As at the date hereof, the Debtor is indebted to the Creditor in the total amount of US 30,000. (the “Debt”);

B.

The Debtor has agreed to issue to the Creditor a total of 3,000,000 shares (the “Shares”) in the capital stock of the Debtor at a deemed price of US $0.01 per share.

C.

The Creditor has agreed to accept the said Shares in full satisfaction of the Debt;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follow:

1.

The Creditor hereby agrees to accept from the Debtor the Shares in full satisfaction of the Debt.

2.

The Creditor hereby agrees that upon the issuance to it of the Shares, the Creditor releases and forever discharges the Debtor, its successors and assigns from all manner of actions, suits, debts due, accounts, bonds, contracts, claims and demands whatsoever which against the Debtor it ever had, now has, or which its successors or assigns or any of them hereafter may have by reason of the Debtor’s indebtedness to the Creditor.

3.

This Agreement and the rights of the Creditor under it may not be sold, conveyed or otherwise assigned by the Creditor without the prior written consent of the Debtor first having been obtained, which consent shall not be unreasonably withheld.

4.

No right of a party hereto shall be prejudiced by events beyond a party’s reasonable control including, without limiting the generality of the foregoing, pressures or delays from outside parties, labour disputes, the exigencies of nature, governments, regulatory authorities and acts of God, but excluding the want of funds.  All times herein provided for shall be extended by the period necessary to cure any such event and the party affected shall use all reasonable means to do so promptly.

5.

This Agreement shall be governed by and be construed in accordance with the laws of Nevada.  The courts of Nevada shall have sole jurisdiction to hear and determine all manner of disputes and claims arising out of or in any way connected with the laws of British Columbia.  The courts of Nevada shall have sole jurisdiction to hear and determine all manner of disputes and claims arising out of or in any way connected with the construction, breach or alleged, threatened or anticipated breach of this Agreement and determine all questions as to the validity, existence or enforceability thereof.

6.

Time shall be of the essence of this Agreement.

7.

This Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which together constitute one and the same instrument.

8.

This Agreement shall enure to the benefit of and be binding upon each of the parties hereto and their respective successors and permitted assigns.

9.

In the event any part of this Agreement or the subject matter of this Agreement, for any reason, is determined by a court of competent jurisdiction to be invalid, such determination shall not affect the validity of any remaining portion or subject matter of this Agreement, which remaining portion or subject matter shall remain in full force and effect as if this Agreement had been executed with the invalid portion or subject matter thereof eliminated.  It is hereby declared the intention of the parties that they would have executed the remaining portion or subject matter of this Agreement without including any such part, parts, portion or subject matter which, for any reasons, may be hereafter determined to be invalid.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

SIGNED, SEALED AND DELIVERED

)

in the presence of:

)

)

)

/s/ Bradley Rudman

___________________

)

_________________

Authorized Signatory

Giddy Up Capital, LLC

SIGNED, SEALED AND DELIVERED

)

in the presence of:

)

)

/s/ Bradley Rudman

)

___________________

Authorized Signatory

Micron Enviro Systems, Inc.